EXHIBIT (C)(1)*

[*] — Certain information contained in this exhibit has been omitted and filed separately with the Commission pursuant to a confidential treatment request under Commission Rule 24b-2. In addition, the names of certain parties have been replaced throughout this exhibit with the following identifying labels: “Strategic Bidder A,” “Strategic Bidder B,” “Financial Bidder A,” “Financial Bidder B,” “Financial Bidder C,” “Financial Bidder D,” and “Financial Bidder E.”
\\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\1 Presentation to the Board of Directors 10 April 2003 Project Mineral

Table of Contents Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\2 Section 1 Executive Summary Section 2 Quintiles Sale Process Section 3 Recent Business Developments Section 4 Valuation Tab A Status Quo Tab B Self-Help Tab C Sale of Quintiles Appendix A Additional Valuation Materials

Project Mineral Section 1 Executive Summary \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\3

Executive Summary Current Situation Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\4 1 After evaluating strategic alternatives following Pharma Services' $11.25/share proposal in October, the Special Committee initiated a process that has resulted in the ongoing consideration of three final bids for the Company in a range of $14.00-14.50 per share, with one proposal at $14.50 with no diligence conditions Pharma Services has provided an offer with full financing commitments and with diligence completed to buy the Company at $14.50 per share The other two bidders, Financial Bidder A/B and Strategic Bidder A, have indicated values of $14.50 and $14.00, respectively These bidders continue to perform diligence but are at least a week away from completing diligence, confirming valuation, and finalizing terms At the same time it has conducted the sale process, Morgan Stanley has updated a series of analyses evaluating other strategic alternatives available to Quintiles, including status quo and recapitalization analyses Based on the bidding process and on its review of standalone alternatives, the Special Committee recommends pursuing a sale of the Company to Pharma Services in the belief that higher values are not likely achievable over the short- or long-term in any other scenario Pharma Services offers equal value and greater certainty compared to Financial Bidder A/B, the next most competitive bidder Standalone not as attractive given valuation concerns and business risks These materials are based solely on information contained in publicly available documents and certain other information provided by Quintiles management. Morgan Stanley has not attempted independently to investigate or verify such publicly available information, or other information included herein or otherwise used, including projections. Morgan Stanley does not undertake any obligation to update or otherwise revise the accompanying materials.

Executive Summary Summary of Strategic Alternatives Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\5 Morgan Stanley has analyzed a broad spectrum of strategic alternatives As reviewed with the Board, Quintiles has a number of courses of action open to it Most notably, these alternatives include: Status quo "Self-help" alternatives, including recapitalization and breakup Strategic transactions, including a full sale of Quintiles 2 Note Next 12-18 months.

Project Mineral Section 2 Quintiles Sale Process \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\6

Quintiles Sale Process Overview of the First-Round Process Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\7 3 Sale process has been conducted as a two-stage competitive auction over a period of 3-4 months with a current final round of diligence Prior to the first round, Morgan Stanley discussed a possible transaction involving Quintiles with 12 strategic and 18 financial bidders. The Special Committee, in consultation with Morgan Stanley, narrowed this group based on interest, knowledge, and financial capability Special Committee invited 4 strategic and 8 financial buyers, in addition to Pharma Services, to participate in the bidding process Morgan Stanley received indications, based on limited due diligence, from 2 strategic and 6 financial bidders in a range of $12.00-$16.50 per share After evaluating the first-round bids, the Special Committee invited 6 of the 8 parties to continue into the second round of the process Eight first-round bids were submitted on January 6, all at levels higher than the Pharma Services initial $11.25 offer

Quintiles Sale Process Overview of the Second-Round Process Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\8 4 After completing more in-depth diligence and meeting with management, potential acquirors were invited to submit second-round bids on March 10 Morgan Stanley received second-round bids from each of the six participants, ranging in value from $13.25 to $14.50 per share Bids contingent on some further due diligence The range of bids was quite strong, reflecting a positive outcome for the process to date Narrow bid range, making differentiation difficult Morgan Stanley had multiple discussions with all of the bidders in an effort to clarify and motivate the bids that were received Financial Bidder C and Pharma Services both subsequently increased their bids, the former subject to successful outcome of due diligence Strategic Bidder A and Financial Bidder A indicated potential upside in their bids based on PharmaBio Development and cash repatriation issues Each of the bidders was asked to reflect on important issues specifically identified to them Six second-round bids were submitted on March 10, all at levels higher than the Pharma Services revised $13.00 offer Note As of March 17th Board meeting

Quintiles Sale Process Current Overview Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\9 5 At the March 17th Board meeting, the Special Committee and the Board decided to move forward with the final stage of the sale process Proceeded with providing remaining diligence to Financial Bidder A, Pharma Services, and Financial Bidder C Subsequent to the Board meeting, several developments took place Financial Bidder C exited process after Special Committee decision not to grant exclusivity or reimburse expenses Financial Bidder B joined Financial Bidder A's bidding group Strategic Bidder B bid allowed to expire, given relatively less attractive value and uncertainty of bid due to potential regulatory concerns and extensive remaining due diligence request Following further discussions with Morgan Stanley, Financial Bidder A/B and Pharma Services increased their bids in writing to $14.50 per share Pharma Services due diligence completed Financial Bidder A/B indication remains subject to due diligence Financial Bidder A/B have had almost all of their initial diligence requests satisfied, including management meetings and site visits, but they continue to add new requests More significant requests and meetings outstanding for Strategic Bidder A Pharma Services' proposal at $14.50 is the only current outstanding bid with no need for further diligence

Quintiles Sale Process Overview of Pharma Services Proposal Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\10 6 Morgan Stanley and Willkie Farr have reviewed Pharma Services' written proposal as well as the draft transaction documents and financing commitment letters Conducted further clarification of proposal via direct discussions with Pharma Services' financial and legal advisors and financing sources Notes Aggregate value defined as equity value plus net debt. Net debt defined as total debt and capital leases less cash and cash equivalents (including debt securities) as of 12/31/02 Form 10K CY 2002 multiples are based on actual results as reported in the Form 10-K (EBITDA excludes $7.1MM of other expenses related to non-recurring items). 2003 Multiples are based on 2003 forecast (MS_Model v. 5.28) provided by Quintiles management Total debt subject to a maximum of 4.2x EBITDA; senior subordinated notes could decrease and One Equity equity could increase by as much as $21MM

Quintiles Sale Process Overview of Pharma Services Proposal (cont'd) Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\11 7

Quintiles Sale Process Observations Regarding Conditions to Financing Commitments Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\12 8 Citicorp's Credit Committee has approved the transaction and has committed to provide the credit facilities to support the transaction Commitment is not contingent on any further business or legal due diligence Commitment conditions still being actively negotiated Pharma Services Proposal

Quintiles Sale Process Sources and Uses of Capital Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\13 9 Notes Based on Pharma Services calculation of $194.6MM of 2002 adjusted EBITDA, excluding 2002 Informatics contribution and various non-recurring items $75,000,000 available at closing Interest rates of LIBOR + 3.75% Bridge interest rates of LIBOR + 8.5% (with an increase in spread of 50 bp after every three-month period, up to a maximum of 16%) Total debt subject to a maximum of 4.2x EBITDA; senior subordinated notes could decrease and One Equity equity could increase by as much as $21MM Dr. Gillings currently owns approximately 5.6% of the Company Per Pharma Services' Acquisition Proposal A significant portion of the Pharma Services proposal is funded by the cash on the Company's balance sheet as well as rollover from Dr. Gillings' equity Resulting capital structure of the proposal relies less heavily on new equity infusions and debt financing than traditional LBOs New equity component equates to approximately 27% of total sources Total debt financing corresponds to only 42% of total sources

Quintiles Sale Process PharmaServices Leverage Analysis Sensitivity to Interest Rates Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\14 10 Returns are relatively sensitive to the interest rate on the high-yield portion of the debt financing Indicated returns are relatively low for this type of transaction However, analysis is based on the Sensitivity Case, which likely reflects a downside case for Pharma Services Value of PharmaBio a key factor (1)

Quintiles Sale Process Competitive Bid Summary Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\15 11 Note All cash Offers expire on 4/11/03, as instructed

[*]   —   Certain information contained in this exhibit has been omitted and filed separately with the Commission pursuant to a confidential treatment request under Commission Rule 24b-2. In addition, the names of certain parties have been replaced throughout this exhibit with the following identifying labels: “Strategic Bidder A,” “Strategic Bidder B,” “Financial Bidder A,” “Financial Bidder B,” “Financial Bidder C,” “Financial Bidder D,” and “Financial Bidder E.”

Project Mineral Section 3 Recent Business Developments \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\16

Recent Business Developments Overview Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\17 12 Quintiles faces a challenging near-term business environment and management appears cautious about 2003 prospects Following a successful focus on cost control and quality improvement, management now faces the challenge of restoring growth across the company's CRO and CSO segments Market share losses in Product Development have not yet abated Management thinks a rebound in the CSO business may well be another [*] away The December 2002 quarterly rolling forecast ("DQRF") forecasts [*], operating income and new business signings than does the prior budget ("2003 Business Commitment") Largely due to [*] new business in Product Development Recently, management of the CDS Americas business has indicated potential further [*] in the March forecast Based on these issues and the launch of Cymbalta in Q4 2003, management forecasts indicate a decline in earnings until 2004 Long term, management forecasts robust earnings growth in 2005-2007 based on the [*] and a resumption of more robust Product Development and Commercialization growth Management's EPS forecasts rise from $[*] in 2004 to $[*] in 2007 Management's EPS forecast compound annual growth rate ("CAGR") is [*]% for 2003-2007 Morgan Stanley has, through conversations with management and relying on its own judgment, developed a sensitivity case that yields a 2003-2007 EPS CAGR of 30.4% and a 2007 EPS of $1.26 Positive mid-term outlook from management is reliant on rebounding growth in the CSO industry and the success of the PharmaBio strategy, in particular the [*] The management case also foresees a strengthening of the Company's market share in the growing CRO market, particularly in the U.S.

[*]   —   Certain information contained in this exhibit has been omitted and filed separately with the Commission pursuant to a confidential treatment request under Commission Rule 24b-2. In addition, the names of certain parties have been replaced throughout this exhibit with the following identifying labels: “Strategic Bidder A,” “Strategic Bidder B,” “Financial Bidder A,” “Financial Bidder B,” “Financial Bidder C,” “Financial Bidder D,” and “Financial Bidder E.”

Recent Business Developments 2003 Forecast Comparison Project Mineral Notes Bottoms-up 4.41a version used in 11/7/02 presentation M-S-Model_120602_v5.21.xls prepared by Quintiles management, based on QBC (2003 Business Commitment or budget) used in Information Memorandum December Quarterly Rolling Forecast (most recent business forecast) \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\18 13 The DQRF for 2003 shows [*] in forecast earnings as compared with both the management model produced in August 2002 and the QBC Currently, these [*] to forecast earnings in the DQRF largely reflect [*] profitability in the CRO business Furthermore, forecast new business signings have [*] by approximately $[*], or [*]%, predominantly in Commercialization

[*]   —   Certain information contained in this exhibit has been omitted and filed separately with the Commission pursuant to a confidential treatment request under Commission Rule 24b-2. In addition, the names of certain parties have been replaced throughout this exhibit with the following identifying labels: “Strategic Bidder A,” “Strategic Bidder B,” “Financial Bidder A,” “Financial Bidder B,” “Financial Bidder C,” “Financial Bidder D,” and “Financial Bidder E.”

Recent Business Developments PharmaBio Project Updates Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\19 14 Quintiles management continues to forecast Cymbalta launch to be on track for 4Q03 launch Discussions ongoing with respect to manufacturing issues and label Research analyst forecasts for Cymbalta sales remain [*] the management case, but Wall Street estimates increasing as launch nears [*] may face a less favorable market profile than previously thought, due to issues around [*] Surfaxin is now expected to launch in [* ]- the drug is anticipated to complete Phase III trials four months later than originally communicated As a result of the acquisition by Johnson & Johnson, Scios shareholders will receive $45 per share. Quintiles will receive proceeds of $17.5MM on the 700,000 warrants it holds with an exercise price of $20 per share. Scios paid a fee to accelerate the rollover of the sales force associated with this project Quintiles exercised its right to terminate its contract in Germany, part of the [*] agreement, reducing Quintiles' minimum remaining obligation from $44MM to $25MM. Quintiles is also [*] due to "parallel imports" from other jurisdictions The Company has entered into a transaction with Columbia to commercialize its Striant(tm) testosterone product, currently under FDA review. This transaction entails an investment of $15MM as well as the provision of up to 75 sales reps. Quintiles will receive a 9% royalty on net sales up to a specified amount (and 4.5% above those levels) for 7 years, subject to a minimum and maximum There have been positive developments in the PharmaBio project pipeline However, issues regarding [*] place at risk the full achievement of over $[*] in anticipated cumulative cash flow Source: Quintiles management

[*]   —   Certain information contained in this exhibit has been omitted and filed separately with the Commission pursuant to a confidential treatment request under Commission Rule 24b-2. In addition, the names of certain parties have been replaced throughout this exhibit with the following identifying labels: “Strategic Bidder A,” “Strategic Bidder B,” “Financial Bidder A,” “Financial Bidder B,” “Financial Bidder C,” “Financial Bidder D,” and “Financial Bidder E.”

Recent Business Developments Current Valuation and Trading Observations Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\20 15 Pharma Services' offer to acquire Quintiles came near a 52-week and seven-year share price low Unaffected (1) price of $8.31 represented 10.7x 2003E I/B/E/S consensus EPS at that date Offer price of $11.25 represented 14.4x 2003E I/B/E/S consensus EPS at that date Quintiles is currently trading in a range linked to assumptions about a likely sale price Trading prices at a premium to $11.25 indicate investor view that process will yield higher value In the absence of a transaction, Quintiles' share price may well fall to trading levels in the $7-$9 range, based on Quintiles' unaffected trading multiples and those of comparable companies On a standalone basis, there does not appear to be a near-term catalyst that can support a meaningful increase in Quintiles' share price absent a significant rise in the overall market Low current investor conviction in Quintiles' business performance Management's current 2003 EPS guidance of $[*] to $[*] was well below street consensus forecast of $0.78 at the time of the earnings release in early February Flat near-term financials and lack of investor visibility into 2005 and beyond would likely continue to constrain the share price In the medium-term, a more significant share price increase could occur, depending on realizing management forecasts: management case future share price analysis indicates a range of $10-$23 per share over the next 18 months, sensitivity case analyses suggest a projected price of $7-$12 per share Discounted Equity Value analyses, another measure of intermediate-term value, yield a management case range of $20-$32 per share and a sensitivity case range of $9-$13 per share Longer term (after 18-24 months), discounted cash flow ("DCF") analyses indicate that Quintiles' share price could appreciate if management forecasts are achieved Management case DCFs generate values of approximately $23-$32 per share Sensitivity case DCFs generate values of approximately $13-$17 per share Not unusual to see public companies trade at valuation levels below their intrinsic DCF values Note Unaffected price defined as Quintiles' closing share price one trading day prior to the disclosure of Pharma Services' proposal (October 14, 2002)

[*]   —   Certain information contained in this exhibit has been omitted and filed separately with the Commission pursuant to a confidential treatment request under Commission Rule 24b-2. In addition, the names of certain parties have been replaced throughout this exhibit with the following identifying labels: “Strategic Bidder A,” “Strategic Bidder B,” “Financial Bidder A,” “Financial Bidder B,” “Financial Bidder C,” “Financial Bidder D,” and “Financial Bidder E.”

Recent Business Developments Quintiles Share Price Performance Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\21 16 Price Volume $ 000s Source Factset 23-Jan-02 Announces 4Q01 EPS of $0.14, a 56% increase over the previous quarter 15-Mar-02 Joins with McKesson to form Verispan joint venture 17-Apr-02 Announces 1Q02 EPS of $0.14, meeting analysts expectations 17-July-02 Announces 2Q02 EPS of $0.17 vs. prior year of $0.08 14-Oct-02 Receives unsolicited bid from Pharma Services to acquire all outstanding shares for $11.25 11-Nov-02 Special Committee rejects Pharma Services proposal as inadequate and announces it will explore alternatives for the Company 16-Oct-02 Announces 3Q02 EPS of $0.18, exceeding consensus expectations by 1 cent 4-Feb-03 Company announced Q4 earnings of $0.19 per share and annual EPS of $1.07 per share and gave 2003 EPS guidance of $[*]-$[*] per share (v. I/B/E/S consensus at that time of $0.78) Despite the strong share price appreciation since the Special Committee's rejection of the Pharma Services proposal, the price has declined due to lower 2003 EPS guidance and uncertainty regarding the sale process, as well as a general downturn for the sector

[*]   —   Certain information contained in this exhibit has been omitted and filed separately with the Commission pursuant to a confidential treatment request under Commission Rule 24b-2. In addition, the names of certain parties have been replaced throughout this exhibit with the following identifying labels: “Strategic Bidder A,” “Strategic Bidder B,” “Financial Bidder A,” “Financial Bidder B,” “Financial Bidder C,” “Financial Bidder D,” and “Financial Bidder E.”

Recent Business Developments Quintiles Relative Performance Project Mineral Notes Peer Group includes aaiPharma, BioReliance, Covance, ICON plc, Kendle International, Paraxel International, Pharmaceutical Product Development, and Professional Detailing. \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\22 17 Indexed Price Performance January 2002 to Present Quintiles (23.0) Peer Group (19.5) S&P 500 (23.4) Source Factset 14-Oct-2002 Pharma Services Proposal

Project Mineral Section 4 Valuation \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\23

Valuation Updated Quintiles Valuation Summary Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\24 18 Equity Value Per Share $ Trading Analyses 52-Week Trading Range (Unaffected) Selected Comparable Companies Analysis CY 2003E P/E Multiple 12-16x Discounted Cash Flow Analysis Management Case Sensitivity Case Recapitalization Over the Next 18 Months Future Share Price Analysis Management Case Sensitivity Case PharmaServices Bid: $14.50 I/B/E/S Case Management Case Unaffected Stock Price: $8.31 Trading Range Since Pharma Services Announcement 4/7/03 Share Price: $12.36 Discounted Equity Value Management Case Sensitivity Case Fundamental Value Analyses LBO Value

Valuation Status Quo Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\26 19 The Board could decide to announce to the market that the Company has decided not to pursue any strategic transactions at this time Management publicly renews its commitment to standalone growth strategy Clarify role of senior management in this scenario Execute management plan to drive growth and margin improvement Long-term valuation metrics such as discounted cash flow and discounted equity value analyses show potential upside to the offers for the Company However, these values are based primarily on strong increases in growth and profitability over the 2005-2007 timeframe in the management forecast Shorter-term metrics such as recent trading history, earnings performance vs. estimates and near-term EPS growth indicate significantly lower values Management forecasts negative EPS growth for 2003, at $[*], from 2002, at $0.69, largely due to costs associated with the [*] Lack of near-term drivers implies that a decision not to pursue a transaction will likely cause Quintiles' share price to decline to lower levels in the short term, perhaps consistent with preannouncement levels In addition, a decision not to proceed with a transaction would result in a transfer of shares from arbitrageurs to long-term shareholders Approximately 10-25% of total shares currently held by arbitrageurs The decision to pursue the status quo should be consistent with a determination that successful execution of the Company plan will represent the most attractive alternative

[*]   —   Certain information contained in this exhibit has been omitted and filed separately with the Commission pursuant to a confidential treatment request under Commission Rule 24b-2. In addition, the names of certain parties have been replaced throughout this exhibit with the following identifying labels: “Strategic Bidder A,” “Strategic Bidder B,” “Financial Bidder A,” “Financial Bidder B,” “Financial Bidder C,” “Financial Bidder D,” and “Financial Bidder E.”

Valuation Shareholder Breakdown Major Holders of Common Shares Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\27 20 Notes September 30, 2002 based on 13F filings, March 31, 2003 based on reports from Quintiles surveillance group Most recent data from 12/31/02 Shading indicates "event- driven" funds More value-oriented investors, such as Capital International Ltd. , may also be investing opportunistically

Valuation Summary Valuation Matrix Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\28 21 Bid prices are now at a premium to the trading ranges of Quintiles' competitors based on public 2003 earnings estimates Quintiles' average 2003 P/E ratio of 12 for the three months prior to Pharma Services' proposal would yield a current unaffected price of $6.72 based on I/B/E/S or $7.44 based on management estimates Applying the 12x P/E multiple to 2004 estimated earnings would result in a price of $8.28 based on I/B/E/S or $10.32 based on management estimates Notes 1. Shading indicates approximate trading multiples of comparable companies: (Yellow-Covance, Green-Parexel, Red-PPD) 2. Includes all in-the-money options 3. 2002 EBITDA based on public filings [*] [*]

[*]   —   Certain information contained in this exhibit has been omitted and filed separately with the Commission pursuant to a confidential treatment request under Commission Rule 24b-2. In addition, the names of certain parties have been replaced throughout this exhibit with the following identifying labels: “Strategic Bidder A,” “Strategic Bidder B,” “Financial Bidder A,” “Financial Bidder B,” “Financial Bidder C,” “Financial Bidder D,” and “Financial Bidder E.”

\\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\29 Project Mineral Valuation Comparable Company Analysis 22 While there is a relatively broad universe of "CRO" comparables, there is no company with a business mix similar to Quintiles Commercialization revenue declines have not impacted other CRO players PharmaBio Development, while providing interesting upside potential, adds volatility and reduces earnings visibility relative to peers As a result, Quintiles traded at a significant discount to CRO peers before the Pharma Services proposal Quintiles currently trades at the upper end of its peers on an affected basis, driven substantially by the announced review of strategic alternatives 2003E P/E x Median 12.7x Median 18.0x 2003 Aggregate Value/EBITDA x Median 6.3x Median 6.0x Source Factset, I/B/E/S estimates as of 4/7/03 Source Factset, I/B/E/S estimates as of 4/7/03

Project Mineral Valuation Historical EPS Estimates and Announcements 23 \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\30 November 1997 to Present Annual EPS ($) Source Factset, I/B/E/S estimates In the last 3 years, Wall Street analysts have had a difficult time predicting Quintiles' earnings This lack of clarity on forward earnings has contributed to Quintiles' relative multiple discount to its peers

Valuation Future Share Price Analysis Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\31 Examining projected earnings over the next several years provides perspective on future value of Quintiles The discounted equity value analysis focuses on the years 2006E-2007E, and the future share price analysis focuses on 2003E and 2004E 24 Notes Share price projected as estimated EPS multiplied by assumed P/E multiple of 12x-16x Discounted equity value calculated as the indicated future share prices discounted at 11% [*] [*] [*] [*]

[*]   —   Certain information contained in this exhibit has been omitted and filed separately with the Commission pursuant to a confidential treatment request under Commission Rule 24b-2. In addition, the names of certain parties have been replaced throughout this exhibit with the following identifying labels: “Strategic Bidder A,” “Strategic Bidder B,” “Financial Bidder A,” “Financial Bidder B,” “Financial Bidder C,” “Financial Bidder D,” and “Financial Bidder E.”

Valuation Discounted Cash Flow Comparison Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\32 25 Over a range of terminal value assumptions, DCF valuations based on management's forecast outstrip the sensitivity case by over 100% Largest single variance is value ascribed to PharmaBio Development, which in the management case includes investment gains on unidentified deals For the management case, [*]% of value is in the terminal value, in the sensitivity case, [*]% Indicates that valuation has a substantial degree of dependence on years beyond 2007E Notes Assumes discount rates of 10%-12% for Product Development, 12%-14% for Commercial Services and 13%-17% for PharmaBio Terminal multiple range of 5-7x EBITDA for Product Development and 4-6x EBITDA for Commercial Services and PharmaBio. Under Sensitivity case, PharmaBio valuation based on run-off value of existing projects Aggregate Value $MM Low Exit Multiple Mid Exit Multiple High Exit Multiple Implied Share Price ($) 23.50 13.50 26.75 14.75 30.25 16.00 (1)(2) (1)(2) (1)(2) 2,120 965 2,530 1,105 2,935 1,245 [*] [*] [*]

[*]   —   Certain information contained in this exhibit has been omitted and filed separately with the Commission pursuant to a confidential treatment request under Commission Rule 24b-2. In addition, the names of certain parties have been replaced throughout this exhibit with the following identifying labels: “Strategic Bidder A,” “Strategic Bidder B,” “Financial Bidder A,” “Financial Bidder B,” “Financial Bidder C,” “Financial Bidder D,” and “Financial Bidder E.”

Valuation "Self-Help" Alternatives Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\34 26 Morgan Stanley reviewed a broad range of alternatives available to Quintiles including recapitalization/share repurchase, breakup/spinoff, and dividends Based on several factors including market receptivity, timing, certainty, and tax implications, recapitalization shown to be the most achievable self-help alternative with the highest value generation In a recapitalization, the Company would use the cash on its balance sheet and/or the proceeds of new long-term borrowings to repurchase shares or pay a special dividend to shareholders This transaction would deliver cash value immediately to shareholders, while preserving the ability to realize ongoing upside from the the Company's future performance Upside is similar to that of Status Quo alternative, if the company can still fund future growth plans For a share repurchase of up to $600MM, the Company could likely fund the recapitalization with existing cash Company would need to use a revolving credit line to fund its operations In the case of a recapitalization, the Company redeploys its assets to unlock shareholder value Does not depend on any third-party assistance Current shareholders keep all of the upside of the Company's businesses and assets However, the Company's shareholders also continue to bear all of the risk

Valuation "Self-Help" Alternatives (continued) Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\35 27 Regardless of the source of cash, the Company reduces its financial strength and flexibility and potentially impacts its ability to grow Any significant repurchases reduce the float of the outstanding shares Reduced liquidity and increased leverage would likely decrease post-recapitalization trading multiples Potential trading impact of these two factors could offset cash benefits of repurchase if the strategy of the Company is not clearly defined simultaneously A sizeable recapitalization would reduce financial flexibility and trading liquidity, potentially impacting public market valuation after the transaction

Valuation Share Repurchase Analysis Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\36 28 Purchase price of share repurchase program has minimal effect on weighted average value per share Price-to-earnings ratio for 2003E was 10.7x immediately before Pharma Services' announcement and an average of 12x in the 3 months before Analysis gives credit of market multiple of 12x-14x despite reduced financial flexibility of ongoing entity Notes Based on 118.5MM fully diluted shares outstanding as of December 31, 2002 Assumes repurchase is financed with cash from the balance sheet up to $580MM, additional amounts funded with bank debt. Assumes cash interest of 1.85% and interest on bank debt of 5.5% Based on 118.7MM fully diluted shares outstanding in 2003 per management projections Projected share price based on Pro Forma 2003 EPS multiplied by NTM P/E of 12x-14x based on analysis of comparable companies Weighted Average Value per Share calculated based on the shares purchased at the tender price weighted with the remaining shares outstanding at the projected post-recapitalization share price [*]

[*]   —   Certain information contained in this exhibit has been omitted and filed separately with the Commission pursuant to a confidential treatment request under Commission Rule 24b-2. In addition, the names of certain parties have been replaced throughout this exhibit with the following identifying labels: “Strategic Bidder A,” “Strategic Bidder B,” “Financial Bidder A,” “Financial Bidder B,” “Financial Bidder C,” “Financial Bidder D,” and “Financial Bidder E.”

Valuation Sale Process Overview Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\38 29 In deciding which alternative to pursue, the Board should consider many issues, including: Ability to achieve highest value for shareholders over all relevant time horizons Timing of potential sale: now vs. sometime in the future Likely market reaction upon announcement of a decision not to pursue a sale of the Company Impact on management of a status quo scenario General Considerations

Project Mineral Valuation Summary of Analyst Commentary 30 While QTRN has made efforts to reduce its infrastructure to a leaner level, the company seems to have some difficulty in getting new business and achieving the volume to leverage its margins. Management's prognosis does not indicate a catalyst for growth in 2003...Our price target of $13.50, considering the bidding environment, represents some 24x our calendar year 2003 EPS estimate of roughly $0.56. Fundamentally, we see QTRN as an $11 stock. (Lehman Brothers, March 28, 2003) The shares continue to trade at a significant premium to the rest of the CRO peer group, which we believe, is not warranted based on the company's fundamentals. Results have not been encouraging since Dr. Gillings' initial proposal and other CROs are probably gaining market share. (Thomas Weisel Partners, March 28, 2003) We suspect that a financial buyer would be more apt to lob in a bid given the cash flow characteristics of Quintiles and its strong balance sheet. Arbitrageurs perceive that in a bidding war situation, a transaction could be consummated at $14 per share or higher. However, if no deal is reached there could be substantial selling as arbitrageurs exit their positions and the stock could trade to $10 per share. (Lehman Brothers, Feb. 27, 2003) The bottom line here is new business wins and the go-private transaction. We continue to believe that a buyout transaction is progressing, and expect the stock to trade on that basis (speculated range of $13-$14). (Jeffries and Company, Inc., February 6, 2003) We continue to feel that a financial (vs. strategic) buyer is the most likely counter the Gillings' $11.25 offer, believing the private equity market remains healthy following the recently announced AmeriPath Inc. bid by private equity firm Welsh Carson. Moreover, we understand there to be solid interest from financial buyers in other announced healthcare opportunities. (Goldman Sachs, February, 5 2003) The company continues to underperform its peers and is now dealing with the added distraction of a recently proposed management buyout and other subsequent takeover offers. We continue to believe that $13 per share represents the high end of possible bids from financial buyers, and that there is minimal interest among strategic buyers. (Banc of America Securities, February 2, 2003) \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\39 Recent analyst commentary indicates that current valuation is based on market anticipation of Quintiles completing a transaction Expectations on price focus on the $13-14 per share level

Valuation Leveraged Buyout Analysis Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\40 31 For service-sector companies whose business is based on renewable contracts, financial sponsors generally would like to earn an IRR in the high 20% range, although in the current market for LBO transactions, this is often difficult to achieve LBO analysis is typically applied to a "base case" scenario, which is usually a substantial discount to the management case The sensitivity case approximates how a financial sponsor would build its case $14.50 per share appears to be quite fully valued, which signifies sponsors may have pushed valuation levels to their logical limits Notes Assumes transaction costs of $110MM Assumes rollover equity of $95.2MM, available cash of $580MM, $40.6MM of debt to be refinanced in the transaction, bank debt of $350MM at 5.5%, and subordinated debt of $450MM at 11.0%. 2002 EBITDA of $206.4 calculated as income before income taxes, plus interest expense, less interest income, plus depreciation and amortization, excluding other expense

Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\41 Appendix A Additional Valuation Materials

Additional Valuation Materials Five-Year Forecast Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\42 32 Product Development Revenue $MM Source Quintiles Five-Year Forecast Commercial Services Revenue $MM Source Quintiles Five-Year Forecast Source Quintiles Five-Year Forecast Source Quintiles Five-Year Forecast PharmaBio Development Revenue $MM Total EBITDA $MM

[*]   —   Certain information contained in this exhibit has been omitted and filed separately with the Commission pursuant to a confidential treatment request under Commission Rule 24b-2. In addition, the names of certain parties have been replaced throughout this exhibit with the following identifying labels: “Strategic Bidder A,” “Strategic Bidder B,” “Financial Bidder A,” “Financial Bidder B,” “Financial Bidder C,” “Financial Bidder D,” and “Financial Bidder E.”

Additional Valuation Materials Summary of Case Assumptions Project Mineral \\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\43 33 Based on our discussions with management, we have developed a "sensitivity" case to reflect the key issues associated with Quintiles' business This case is designed to reflect how a third party might view the business from a valuation and/or financing perspective

[*]   —   Certain information contained in this exhibit has been omitted and filed separately with the Commission pursuant to a confidential treatment request under Commission Rule 24b-2. In addition, the names of certain parties have been replaced throughout this exhibit with the following identifying labels: “Strategic Bidder A,” “Strategic Bidder B,” “Financial Bidder A,” “Financial Bidder B,” “Financial Bidder C,” “Financial Bidder D,” and “Financial Bidder E.”

\\nydfs1\root\lib\ibd\mard\mard\Hopkin\Mineral\Powerpoint\Quintiles Board Presentation draft 4_8_03 v2.ppt\A2XP\08 APR 2003\6:25 PM\44 Project Mineral Additional Valuation Materials Comparable Company Analysis 34